 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2015

NetSuite Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California	94403-2511
(Address of principal executive offices)	(Zip Code)
(650) 627-1000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
NetSuite Inc. (the “Company”) announced on July 23, 2015 that James McGeever, the Company’s Chief Operating Officer (“COO”), has been appointed as President and COO of the Company, effective August 1, 2015, reporting to Zachary Nelson, the Company’s Chief Executive Officer (“CEO”). A copy of the press release announcing these appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.
In connection with Mr. McGeever’s appointment as President and COO, Mr. McGeever will receive a special one-time award of restricted stock units for 20,000 shares of NetSuite common stock. The award will be granted effective in mid-August 2015 in accordance with the Company’s standard policy for equity awards to be made this quarter.
NetSuite also announced the appointment of James McGeever to its board of directors (the “Board”) as a Class III director, effective August 1, 2015. There is no current intention for Mr. McGeever to serve on any of the Board’s committees.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press release titled “NetSuite Appoints Jim McGeever President” dated July 23, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2015	NETSUITE INC.

	By:	/s/ Douglas P. Solomon
Douglas P. Solomon
SVP, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits
99.1	Press release titled “NetSuite Appoints Jim McGeever President” dated July 23, 2015